Exhibit 10.83

LOAN AGREEMENT

(this “Agreement”)

Entered into as of the 21st day of February 2025 by and between:

Hub Cyber Security Ltd. (“Borrower”)

and

PrivCap Companies (“Lender”)

Borrower and Lender shall hereinafter be referred to each individually as a “Party” and jointly as the “Parties”.

WHEREAS:

A.	The Lender agrees to provide a loan to the Borrower for the sole purpose of engaging Sideways Frequency LLC (“SF”) for the same dollar amount; and

B.	The Parties wish to set the terms and conditions that shall apply with respect to the aforementioned loan according to the terms herein.

NOW, THEREFORE, the Parties, in consideration of mutual promises, obligations and commitments hereinafter set forth, agree as follows:

1.	Representations and Warranties

1.1.	Lender hereby warrants and represents as follows:

1.1.1.	It has the full power and authority to execute this Agreement and the signatory here below is authorized to execute this Agreement on its behalf.

1.1.2.	The receipt of the Loan and the terms and conditions as herein shall not result in any breach or violation of any agreement to which it is bound or of any applicable law.

1.1.3.	It has carefully studied and hereby accepts the terms and conditions of the Loan granted to it herein.

1.2.	Borrower hereby warrants and represents as follows:

1.2.1.	It has the full power and authority to execute this Agreement and it is the signatory here below authorized to execute this Agreement.

1.2.2.	The grant of the Loan and the terms and conditions as herein shall not result in any breach or violation of any agreement to which it is bound or of any applicable law.

1.2.3.	It has carefully studied and hereby accepts the terms and conditions of the Loan granted by it herein.

2.	Loan

2.1.	The Lender shall grant Borrower the Loan in the amount of $175,000 (the “Principal Amount”). The Principal Amount together with any accrued interest shall be referred to herein as: the “Loan”.

2.2.	The Loan has been disbursed by the Borrower for the purpose of engaging SF to provide marketing services to the Company.

2.3.	The Borrower shall repay Lender the Loan in the amount of $235,000 (comprising Principal Amount, interest, and additional fees) on or before March 1st, 2025.

2.4.	If full repayment of the Loan is not received by March 17th, 2025, the Borrower shall transfer 470,000 ordinary unrestricted shares of its stock (equivalent to $235,000 at $0.50 per share) to Lender on March 18th, 2025 (the “Shares”).

2.5.	Failure to transfer the Shares by the aforementioned date shall result in a $2,000 per diem penalty until full satisfaction of the Loan obligation hereunder.

3.	Warrant Issuance

3.1.	Reference is made to Warrants dated December 22, 2023, and January 12, 2024 (the “Warrants”), issued by the Borrower to Daniel Cohen (the “Holder”) pursuant to the Securities Purchase Agreements, dated December 20, 2023, and January 9, 2024 (the “Purchase Agreements”), between the Borrower and the Holder.

3.2.	Effective as of February 15th, 2025, the number of Warrant Shares (as defined in the Purchase Agreements) shall increase such that the aggregate Exercise Price (as defined in the Purchase Agreements) payable under the terms of the Purchase Agreements, as of the Closing Date (as defined in the Purchase Agreements), shall increase to $1,200,000, and the Warrants shall be exercisable at an exercise price of $0.50 per share.

3.3.	Effective as of February 15th, 2025, the Borrower shall issue Jamie Goldstein 200,000 warrants under the same terms as the Warrants, exercisable at an exercise price of $0.50 per share.

4.	General Provisions

4.1.	No Party may, without the prior written consent of the other Party, assign or transfer its rights and obligations under this Agreement.

4.2.	No delay or omission to exercise any right, power, or remedy accruing to any Party hereto upon the breach or default by the other Party under this Agreement shall impair any such right, or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

4.3.	Any change or addition to this Agreement shall be in writing and signed by the Parties.

4.4.	This Agreement shall be governed, exclusively, by the laws of Israel without regards to conflicts of law provisions, and the laws of any other jurisdiction shall not apply. The Parties hereby agree to the exclusive jurisdiction of the courts of Tel Aviv-Jaffa.

4.5.	If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent.

4.6.	All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the respective Parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section.

In Witness Whereof, the Parties hereto have caused this Agreement to be duly executed on the date first above written.

Borrower:

HUB Cyber Security Ltd.

By:	/s/ Noah Hershcoviz
Name:	Noah Hershcoviz
Title:	CEO

Lender:

PrivCap Companies

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Authorized Representative

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